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               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statements of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 45 to the Registration Statement (Form N-1A) (No. 2-57791) of Delaware Group State Tax-Free Income Trust of our reports dated April 2, 2001, included in the 2001 Annual Reports to shareholders.


                                                 /s/ Ernst & Young LLP
                                                 ----------------------------
                                                 Ernst & Young LLP


Philadelphia, Pennsylvania
April 26, 2001